Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$24,143,215
Realized Gain (Loss) on Swap Contracts	23,180,782
Unrealized Gain (Loss) on Market Value of Commodity Futures	129,382,832
Unrealized gain (loss) on Fair Value of Swap Contracts	35,454,146
Dividend Income	742,642
Interest Income	3,375,744
ETF Transaction Fees	23,000
Total Income (Loss)	$216,302,361

Expenses
General Partner Management Fees	$554,011
Professional Fees	96,973
Brokerage Commissions	240,558
Directors' Fees and insurance	14,194
License fees	13,851
Total Expenses	$919,587
Net Income (Loss)	$215,382,774

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/23	$1,011,507,612
Additions (18,100,000 Shares)	113,374,479
Withdrawals (30,700,000 Shares)	(219,945,715)
Net Income (Loss)	215,382,774

Net Asset Value End of Month	$1,120,319,150
Net Asset Value Per Share (150,084,588 Shares)	$7.46

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596